UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SPN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Changes to Executive Compensation Program

On February 6, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Superior Energy Services, Inc. (the “Company”) approved certain modifications to the Company’s executive compensation program for 2020.

Under the terms of the Company’s 2016 Incentive Award Plan (the “Plan”), the Committee has broad discretion to grant awards under the Plan and determine the terms and conditions of such awards, in each case subject to the conditions and limitations in the Plan. The types of awards that may be granted under the Plan include stock options, restricted stock units, performance awards, stock appreciation rights, other forms of stock-based awards and cash-based awards. In order to address the importance of retaining and motivating key executives in the Company’s current market conditions, the Committee approved the grant of phantom stock unit awards and cash retention awards in lieu of its historical practice of granting stock options and restricted stock units, respectively, for its executive compensation program for 2020.

Phantom Stock Unit Awards

On February 6, 2020, the Committee approved the grant of phantom unit awards (the “Phantom Stock Units”) in lieu of its historical practice of granting stock options. The Phantom Stock Units are subject to vesting restrictions and the other terms and conditions set forth in a form of award agreement (the “Award Agreement”).

The Phantom Stock Units are scheduled to vest in three annual installments, with one-third vesting on January 15, 2021, one-third vesting on January 15, 2022 and one-third vesting on January 15, 2023. Upon vesting, the Phantom Stock Units will entitle each grantee to a cash payout equal to the fair market value of the Company’s common stock on the vesting date multiplied by the number of Phantom Stock Units held by such grantee that vest on such date.

The number of Phantom Stock Units that were granted to each of the Company’s named executive officers (the “NEOs”) is set forth in the table below.

Officer	Phantom Stock Units
David D. Dunlap (President and Chief Executive Officer)	198,970
Westervelt T. Ballard Jr. (Executive Vice President, Chief Financial Officer and Treasurer)	66,741
Brian K. Moore (Executive Vice President)	58,745
William B. Masters (Executive Vice President and General Counsel)	50,786
A. Patrick Bernard (Executive Vice President)	41,634

The foregoing description of the Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Cash Retention Awards

On February 6, 2020, the Committee approved the grant of cash retention awards (the “Retention Awards”) to each of the NEOs in lieu of the Company’s historical practice of granting restricted stock units for its executive compensation program for 2020. The value of the Retention Awards made to each of the Company’s NEOs is set forth in the table below.

Officer	Retention Awards
David D. Dunlap (President and Chief Executive Officer)	$1,062,500
Westervelt T. Ballard Jr. (Executive Vice President, Chief Financial Officer and Treasurer)	356,400
Brian K. Moore (Executive Vice President)	313,703
William B. Masters (Executive Vice President and General Counsel)	271,201
A. Patrick Bernard (Executive Vice President)	222,328

The Retention Awards will vest and be payable to the NEOs in three annual installments, with one-third payable on January 15, 2021, one-third payable on January 15, 2022 and one-third payable on January 15, 2023, provided that such NEO remains continuously employed with the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Phantom Stock Unit Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ William B. Masters
William B. Masters
Executive Vice President, General Counsel and Secretary

Dated: February 12, 2020